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EXHIBITS 99.2

W.H.E.C., INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS
WITH
INDEPENDENT AUDITORS' REPORT

DECEMBER 31, 2001 and 2000

[LETTERHEAD FROM VAVRINEK, TRINE, DAY & CO., LLP]

INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
W.H.E.C., Inc. and Subsidiary

        We have audited the consolidated balance sheets of W.H.E.C., Inc. and Subsidiary ("the Company") as of December 31, 2001 and 2000 and the related consolidated statements of income, changes in shareholders' equity, and cash flows of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of W.H.E.C., Inc. and Subsidiary as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California
January 15, 2002

W.H.E.C., INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
December 31, 2001 and 2000

	2001	2000
ASSETS
Cash and due from banks	$6,250,353	$7,723,261
Federal funds sold	14,380,000	30,545,000

Total cash and cash equivalents	20,630,353	38,268,261
Certificates of deposit	450,000	549,000
Investment securities available for sale	25,192,542	8,789,386
Federal Reserve Bank stock, at cost	119,050	119,050
Loans—net	92,129,990	72,368,322
Bank premises and equipment — net	1,225,289	1,384,770
Accrued interest receivable	715,553	588,028
Cash surrender value of life insurance	2,424,145	2,328,266
Other assets	591,763	652,114

	$143,478,685	$125,047,197

LIABILITIES & SHAREHOLDERS' EQUITY
Deposits
Demand—non-interest bearing	$47,493,045	$40,315,230
Money market and NOW	57,228,841	45,339,239
Savings	4,464,959	3,777,358
Time certificates $100,000 or more	12,604,680	11,694,536
Other time certificates	10,248,137	14,228,292

Total deposits	132,039,662	115,354,655
Other liabilities	954,114	866,685

Total liabilities	132,993,776	116,221,340
Commitments and contingencies—Notes 4 and 12	—	—
Shareholders' equity
Common stock, $1.00 par value: authorized Shares-5,000,000 issued and outstanding 4,079,171 in 2001 and 4,015,341 in 2000	4,079,171	4,015,341
Retained earnings	6,158,693	4,810,232
Accumulated other comprehensive income — unrecognized income on available-for-sale securities, net of taxes of $171,675 in 2001 and $197 in 2000	247,045	284

Total shareholders' equity	10,484,909	8,825,857

	$143,478,685	$125,047,197

The accompanying notes are an integral part of these consolidated financial statements.

W.H.E.C., INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
For the Years Ended December 31, 2001 and 2000

	2001	2000
Interest income:
Loans	$7,114,417	$7,369,981
Investment securities	1,043,997	441,683
Federal funds sold	723,416	1,005,035
Deposits with financial institutions	28,329	31,950

Total interest income	8,910,159	8,848,649
Interest expense:
Time certificates of deposit of $100,000 or more	669,988	610,352
Other deposits	1,822,542	1,765,161

Total interest expense	2,492,530	2,375,513

Net interest income	6,417,629	6,473,136
Provision for loan losses	95,000	125,000

Net interest income after provision for loan losses	6,322,629	6,348,136
Noninterest income:
Service charges on deposit accounts	954,908	892,483
Gain on sale of mortgage loans	38,870	30,843
Dividends on cash surrender value life insurance	111,427	109,829
Other	511,533	360,697

	1,616,738	1,393,852
Noninterest expense:
Compensation and employee benefits	3,090,319	3,246,497
Occupancy expense of bank premises	642,220	620,629
Equipment expenses	289,687	303,830
Other administrative	1,366,205	1,375,944

	5,388,431	5,546,900

Income before income tax provision	2,550,936	2,195,088
Income tax provision	919,150	865,390

NET INCOME	$1,631,786	$1,329,698

Per share data:
Net income—basic	$0.41	$0.33

Net income—diluted	$0.36	$0.31

The accompanying notes are an integral part of these consolidated financial statements.

W.H.E.C., INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
For the Years Ended December 31, 2001 and 2000

	Common Stock
					Accumulated Other Comprehensive Income
	Number of Shares	Amount	Comprehensive Income	Retained Earnings		Total
Balance at January 1, 2000	4,015,341	$4,015,341		$3,480,534	$(120,513)	$7,375,362
Comprehensive Income:
Net income			$1,329,698	1,329,698		1,329,698
Net unrealized appreciation on available-for-sale securities, net of taxes of $83,944			120,797		120,797	120,797

Total Comprehensive Income			$1,450,495

Balance at December 31, 2000	4,015,341	4,015,341		4,810,232	284	8,825,857
Comprehensive Income:
Dividends paid				(282,460)		(282,460)
Exercise of stock options	63,830	63,830		(865)		62,965
Net income			$1,631,786	1,631,786		1,631,786
Net unrealized appreciation on available-for-sale securities, net of taxes of $171,478			246,761		246,761	246,761

Total Comprehensive Income			$1,878,547

Balance at December 31, 2001	4,079,171	$4,079,171		$6,158,693	$247,045	$10,484,909

The accompanying notes are an integral part of these consolidated financial statements.

W.H.E.C., INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2001 and 2000

	2001	2000
Cash flows from operating activities:
Net income	$1,631,786	$1,329,698
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	270,876	278,490
Provision for loan losses	95,000	125,000
Gain on sales of loans	(38,870)	(30,843)
Deferred income taxes	(121,000)	(158,000)
Net increase in cash surrender value life insurance	(95,879)	(95,190)
Changes in operating assets and liabilities:
Accrued interest receivable	(127,525)	(94,237)
Other assets	190,865	228,125
Other liabilities	87,429	229,732

Net cash provided by operating activities	1,892,682	1,812,775
Cash flows from investing activities:
Net increase in certificates of deposit	99,000	—
Purchases of available-for-sale investment securities	(22,114,943)	—
Proceeds from maturities and calls of issuer of available-for-sale investment securities	5,949,034	206,552
Net increase in loans made to customers	(19,817,798)	(8,804,541)
Capital expenditures	(111,395)	(353,585)

Net cash used for investing activities	(35,996,102)	(8,951,574)
Cash flows from financing activities:
Net increase in demand and savings deposits	19,755,018	23,752,643
Net decrease in time deposits	(3,070,011)	(1,981,752)
Dividends paid	(282,460)	—
Proceeds from the issuance of common stock	62,965	—

Net cash provided by financing activities	16,465,512	21,770,891

Net increase (decrease) in cash and cash equivalents	(17,637,908)	14,632,092
Cash and cash equivalents at beginning of year	38,268,261	23,636,169

Cash and cash equivalents at end of year	$20,630,353	$38,268,261

Cash paid during the year for:
Interest	$2,538,473	$2,358,757
Income taxes	$1,031,964	$934,080

The accompanying notes are an integral part of these consolidated financial statements.

W.H.E.C., INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Details of Consolidation

        The financial statements include the accounts of W.H.E.C., Inc. (the "Company") and Capital Bank of North County (the "Bank"). W.H.E.C., Inc. has no significant business operations other than holding the stock of Capital Bank of North County.

Nature of Operations

        The Bank has been organized and operates as a single reporting segment and operates five branches and one loan production office in San Diego County. The Bank's principal lines of business are real estate, commercial and SBA guaranteed loans. The Bank's commercial loan portfolio is diverse as to the industries represented. The real estate portfolio includes credits to many different borrowers for a variety of projects and for residential real estate.

Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

        For purposes of reporting cash flows, cash and cash equivalents include cash, due from banks and federal funds sold. Generally, federal funds are sold for one day periods.

Cash and Due From Banks

        Banking regulations require that all banks maintain a percentage of their deposits as reserves in cash or on deposit with the Federal Reserve Bank. The Bank complied with the reserve requirements as of December 31, 2001.

        The Bank maintains amounts due from banks, which exceed federally insured limits. The Bank has not experienced any losses in such accounts.

Investment Securities

        Bonds, notes, and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

        Investments not classified as trading securities nor as held to maturity securities are classified as available-for-sale securities and recorded at fair value. Unrealized gains or losses on available-for-sale securities are excluded from net income and reported as an amount net of taxes as a separate component of other comprehensive income included in shareholders' equity. Premiums or discounts on held-to-maturity and available-for-sale securities are amortized or accreted into income using the interest method. Realized gains or losses on sales of held-to-maturity or available-for-sale securities are recorded using the specific identification method.

Loans Held for Sale

        Mortgage and SBA loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

Loans

        Loans receivable that management has the intent and ability to hold for the foreseeable future, or until maturity or payoff, are reported at their outstanding unpaid principal balances reduced by any charge-offs or specific valuation accounts and net of any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans.

        Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

        The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

        For impairment recognized in accordance with Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, the entire change in the present value of expected cash flows is reported as either provision for loan losses in the same manner in which impairment initially was recognized, or as a reduction in the amount of provision for loan losses that otherwise would be reported.

Allowance for Loan Losses

        The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

Premises and Equipment

        Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives, which ranges from three to ten years for furniture and fixtures. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the improvements or the remaining lease term, whichever is shorter. Expenditures for betterments or major repairs are capitalized and those for ordinary repairs and maintenance are charged to operations as incurred.

Other Real Estate Owned

        Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of cost or fair value minus estimated costs to sell. Revenue and expenses from operations and additions to the valuation allowance are included in other expenses.

Income Taxes

        Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Financial Instruments

        In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

Disclosure About Fair Value of Financial Instruments

        SFAS No. 107 specifies the disclosure of the estimated fair value of financial instruments. The Bank's estimated fair value amounts have been determined by the Bank using available market information and appropriate valuation methodologies.

        However, considerable judgment is required to develop the estimates of fair value. Accordingly, the estimates are not necessarily indicative of the amounts the Bank could have realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

        Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since the balance sheet date and, therefore, current estimates of fair value may differ significantly from the amounts presented in the accompanying notes.

Earnings Per Shares (EPS)

        Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Current Accounting Pronouncements

        In June 2001, the FASB issued SFAS No. 142, "Accounting for Goodwill and Other Intangible Assets"effective starting with fiscal years beginning after December 15, 2001. This statement establishes new accounting standards for goodwill and continues to require the recognition of goodwill as an asset but does not permit amortization of goodwill as previously required by the Accounting Principles Board (APB) Opinion No. 17. The statement also establishes a new method of testing goodwill for impairment. It requires goodwill to be separately tested for impairment at a reporting unit level. The amount of goodwill determined to be impaired would be expensed to current operations. Management believes that the adoption of the statement will not have a material effect on the Bank's financial statements

Reclassifications

        Certain reclassifications were made to prior years' presentations to conform to the current year. These classifications are of a normal recurring nature.

NOTE 2—INVESTMENTS

        Debt and equity securities have been classified according to management's intent. The carrying amount of securities and their approximate fair value at December 31 were as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
Available-for-sale:
December 31, 2001
US Treasury securities and obligations of US government	$13,027,476	$226,422	$—	$13,253,898
Municipalities	11,737,222	200,999	8,336	11,929,885
Mortgage-backed securities	9,124	—	365	8,759

Total securities available-for-sale	$24,773,822	$427,421	$8,701	$25,192,542

December 31, 2000
US Treasury securities and obligations of US government	$5,048,083	$9,094	$2,284	$5,054,893
Municipalities	3,725,559	7,797	13,822	3,719,534
Mortgage-backed securities	15,264	—	305	14,959

Total securities available-for-sale	$8,788,906	$16,891	$16,411	$8,789,386

        Investment securities carried at approximately $10,735,000 and $7,655,000 at December 31, 2001 and December 31, 2000, respectively, were pledged to secure public deposits and other purposes as required by law.

        The amortized cost and estimated market value of investment securities available for sale at December 31, 2001, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Estimated Market Value
Due in one year or less	$4,015,976	$4,094,999
Due in one year to five years	12,533,243	12,755,690
Due in five years to ten years	7,266,480	7,373,207
Due in greater than ten years	948,999	959,887
Mortgage-backed securities	9,124	8,759

	$24,773,822	$25,192,542

NOTE 3—LOANS

        The Bank's loan portfolio consists primarily of loans to borrowers within San Diego County in Southern California. Although the Bank seeks to avoid concentrations of loans to a single industry or based upon a single class of collateral, commercial and industrial loans are among the principal industries in the Bank's market area, and as a result, the Bank's loan portfolio and related collateral are, to some degree, concentrated in those industries.

        Loans consist of the following:

	December 31,
	2001	2000
Real estate loans:
Construction	$21,242,096	$13,135,824
Other	32,334,178	24,254,107
Commercial and industrial loans	36,724,786	33,275,771
Consumer and other	2,807,404	2,717,197

	93,108,464	73,382,899
Less allowance for loan losses	(928,678)	(838,678)
Less deferred loan fees	(49,796)	(175,899)

	$92,129,990	$72,368,322

        Activity in the allowance for loan losses is as follows:

	Year ended December 31,
	2001	2000
Balance at beginning of year	$838,678	$691,658
Provision for loan losses charged to expense	95,000	125,000
Loans charged off	(5,000)	—
Recoveries	—	22,020

Balance at end of year	$928,678	$838,678

        The following is a summary of the investment in impaired loans, the related allowance for loan losses, and income recognized thereon as of December 31:

	2001	2000
Recorded investment in impaired loans	$49,000	$12,000
Related allowance for loan losses	$8,500	$3,300
Average recorded investment in impaired loans	$1,420,000	$98,000
Interest income recognized for cash payments	$213,000	None

        The Bank also originates loans for sale to governmental agencies and institutional investors. At December 31, 2001 and 2000, the Bank was servicing approximately $9,757,000 and $12,957,000, respectively in loans previously sold.

NOTE 4—BANK PREMISES AND EQUIPMENT

        Bank premises and equipment consist of the following:

	December 31,
	2001	2000
Leasehold improvements	$962,094	$989,808
Furniture, fixtures and equipment	1,336,040	1,338,159

	2,298,134	2,327,967
Less accumulated depreciation and amortization	(1,072,845)	(943,197)

Total	$1,225,289	$1,384,770

        The Bank leases its facilities under non-cancelable operating leases expiring through 2011. Rent expense was $401,680 and $393,148 for 2001 and 2000, respectively.

        At December 31, 2001, the future minimum annual payments for these leases are as follows:

Year	Amount
2002	$432,000
2003	422,000
2004	267,000
2005	167,000
2006	167,000
Thereafter	381,000

$1,836,000

NOTE 5—DEPOSITS

        At December 31, 2001, the scheduled maturities of time deposits are as follows:

2002	$20,627,473
2003 to 2004	2,136,886
Thereafter	88,458

$22,852,817

NOTE 6—OTHER ADMINISTRATIVE EXPENSES

        Other administrative expenses are as follows:

	2001	2000
Data processing	$384,505	$302,738
Promotional expenses	262,248	348,992
Telephone and postage	152,228	152,160
Professional fees	118,851	147,153
Stationery and supplies	91,100	83,035
Insurance	78,464	66,481
Messenger service	71,756	73,045
Other	207,053	202,340

	$1,366,205	$1,375,944

NOTE 7—INCOME TAXES

        The provision for income taxes is comprised of the following:

	Year Ended December 31,
	2001	2000
Taxes—current
Federal	$748,101	$749,239
State	292,049	274,151

Total current	1,040,150	1,023,390
Deferred taxes	(121,000)	(158,000)

Total income tax expense	$919,150	$865,390

        A comparison of the federal statutory income tax rates to the effective income tax rates follows:

	2001		2000
	Amount	Rate	Amount	Rate
Federal tax rate	$867,318	34.0%	$746,330	34.0%
California franchise taxes, net of federal tax benefit	178,254	7.0%	153,945	7.0%
Tax savings from exempt loan and investment income	(116,083)	(4.6)%	(48,498)	(2.2)%
Other items—net	(10,339)	(0.4)%	13,613	0.6%

	$919,150	36.0%	$865,390	39.4%

        The tax effected temporary differences giving rise to the deferred tax assets and liabilities at December 31, are as follows:

	2001	2000
Deferred tax assets:
Allowance for loan losses	$252,000	$213,000
Deferred compensation	367,000	294,000
California franchise tax	103,000	93,000
Other	58,000	64,000

	780,000	664,000
Less deferred tax liabilities:
Accumulated depreciation	51,000	56,000
Market value adjustment on investment securities	172,000	—

	223,000	56,000

Net deferred tax asset	$557,000	$608,000

NOTE 8—STOCK OPTION PLAN

        Employees and Directors of the Company are eligible to participate in two fixed option plans. The Company applies APB Opinion No. 25 and related Interpretations in accounting for its participation in these plans. Accordingly, no compensation cost has been recognized. Had compensation costs for these plans been determined based on the fair value at the grant dates consistent with the method of SFAS No. 123, the impact would not have materially affected net income.

        The Company has an expired stock option plan under which options were previously granted to key employees. Options were granted at prices equal to at least 100% of the market price of the shares at date of grant and are exercisable at time of grant. No further grants may be made under the plan at this time, however existing options may be exercised.

        In December 1997, the shareholders approved the 1997 Stock Option Plan. Under the terms of this plan, directors are granted nonqualified stock options and employees may be granted either nonqualified or incentive stock options. Options to purchase 383,100 shares of common stock are available for grant at a price not less than 100% of the fair market value of the Parent's stock on the date of grant. All options expire no later than ten years from the date of grant.

        In November 2000, the shareholders approved the 2000 Stock Option Plan. The terms of the 2000 Stock Option are substantially the same as those of the 1997 Stock Option Plan. There are 50,000 options available for future grants under the 2000 Stock Option Plan.

        The fair value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions; risk-free rates of 6.0%, no dividends, disregarding volatility and expected lives of 10 years. The weighted-average fair value of options granted during 2000 was $0.96.

        A summary of the status of the Company's participation in these plans as of December 31, 2001 and 2000 and changes during the years ending on those dates is presented below:

	2001		2000
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at Beginning of Year	741,600	$1.25	718,100	$1.21
Granted	—	—	31,000	2.17
Exercised	(63,830)	0.99	—	—
Forfeited	(2,000)	2.17	(7,500)	1.37

Outstanding at End of Year	675,770	1.27	741,600	1.25

        At December 31, 2001, all options were exercisable with a weighted-average exercise price of $1.27 and a weighted-average remaining contractual life of 5.0 years.

NOTE 9—EARNINGS PER SHARE (EPS)

        The following is a reconciliation of net income and shares outstanding to the income and number of share used to compute EPS:

	2001		2000
	Income	Shares	Income	Shares
Net Income as Reported	$1,631,786		$1,329,698
Shares Outstanding at Year End		4,079,171		4,015,341
Impact of Weighting Shares Purchased During the Year		(51,224)		—

Used in Basic EPS	1,631,786	4,027,947	1,329,698	4,015,341
Dilutive Effect of Outstanding Stock Options		503,699		314,107

Used in Dilutive EPS	$1,631,786	4,531,646	$1,329,698	4,329,448

NOTE 10—FAIR VALUE OF FINANCIAL INSTRUMENTS

        The fair value of a financial instrument is the amount at which the asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument. Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature, involve uncertainties and matters of judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

        Fair value estimates are based on financial instruments both on and off the balance sheet without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Additionally, tax consequences related to the realization of the unrealized gains and losses can have a potential effect on fair value estimates and have not been considered in many of the estimates.

        The following methods and assumptions were used to estimate the fair value of significant financial instruments:

Financial Assets

        The carrying amounts of cash, short term investments, due from customers on acceptances, and Bank acceptances outstanding are considered to approximate fair value. Short term investments include federal funds sold, securities purchased under agreements to resell, and interest bearing deposits with Banks. The fair values of investment securities, including available-for-sale, are generally based on quoted market prices. The fair value of loans are estimated using a combination of techniques, including discounting estimated future cash flows and quoted market prices of similar instruments where available.

Financial Liabilities

        The carrying amounts of deposit liabilities payable on demand, commercial paper, and other borrowed funds are considered to approximate fair value. For fixed maturity deposits, fair value is estimated by discounting estimated future cash flows using currently offered rates for deposits of similar remaining maturities. The fair value of long term debt is based on rates currently available to the Bank for debt with similar terms and remaining maturities.

Off-Balance Sheet Financial Instruments

        The fair value of commitments to extend credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements. The fair value of these financial instruments is not material.

        The estimated fair value of financial instruments is summarized as follows: (dollar amounts in thousands)

	December 31,
	2001		2000
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial Assets:
Cash and due from banks	$6,269	$6,269	$7,723	$7,723
Federal funds sold	14,380	14,380	30,545	30,545
Interest-bearing deposits	450	450	549	549
Investment securities, available for sale	25,193	25,193	8,789	8,789
Federal reserve bank stock	119	119	119	119
Loans, net	92,112	92,223	72,368	72,527
Accrued interest receivable	716	716	588	588
Cash value of life insurance	2,424	2,424	2,328	2,328
Financial Liabilities:
Deposits	132,040	132,453	115,355	115,385
Other liabilities	1,126	1,126	867	867

NOTE 11—DEFERRED COMPENSATION BENEFITS

        In January 1996, the Bank established a deferred compensation plan for certain senior officers providing for fixed annual benefits ranging from $10,000 to $17,000 payable over 5 or 10 years in the event of death, full disability, or retirement at age 65. Under the Plan, participants defer a portion of their current compensation and the Bank provides a matching contribution. During the year ended December 31, 2001, the Bank's matching contribution was $22,692. This amount is charged to expense. Benefits will be funded by life insurance contracts purchased by the Bank.

        In March 1998, the Bank entered into retirement benefit agreements with certain officers providing for future benefits aggregating approximately $6,600,000, payable in equal annual installments for twenty years from the death or retirement dates of each participating officer. During 2001, $140,921 has been accrued in conjunction with these agreements. This amount is charged to expense. Benefits will be funded by life insurance contracts purchased by the Bank.

NOTE 12—COMMITMENTS AND CONTINGENCIES

        The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include loan commitments and standby letters of credit. The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the financial statements.

        The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amount of those instruments. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

        Since many of the loan commitments may expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary upon extension of credit, is based on management's credit evaluation of the counter-party. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment, and other income-producing commercial properties.

        At December 31, 2001, the Bank had standby letters of credit of approximately $462,000 and commitments to extend credit of approximately $29,193,000. Management does not anticipate that any material losses will result from these commitments.

NOTE 13—REGULATORY MATTERS

        The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory—and possibly additional discretionary—actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2001 that the Bank meets all capital adequacy requirements to which it is subject.

        As of December 31, 2001 the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action (there are no conditions or events since that notification that management believes have changed the Bank's category). To be categorized as well-capitalized, the Bank must maintain minimum ratios as set forth in the table below. The following table also sets forth the Bank's actual capital amounts and ratios (dollar amounts in thousands):

			Amount of Capital Required
	Actual		To Be Adequately Capitalized		To Be Well- Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2000:
Total Capital (to Risk-Weighted Assets)	$11,127	11.9%	$7,513	8.0%	$9,392	10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$10,198	10.9%	$3,757	4.0%	$5,635	6.0%
Tier 1 Capital (to Average Assets)	$10,198	7.4%	$5,529	4.0%	$6,912	5.0%
As of December 31, 2001:
Total Capital (to Risk-Weighted Assets)	$9,649	12.0%	$6,433	8.0%	$8,041	10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$8,810	11.0%	$3,216	4.0%	$4,825	6.0%
Tier 1 Capital (to Average Assets)	$8,810	7.5%	$4,724	4.0%	$5,905	5.0%

        The California Financial Code provides that a bank may not make a cash distribution to its shareholders in excess of the lesser of the Bank's undivided profits or the profits of the Bank's net income for its last three fiscal years less the amount of any distribution made by the Bank to shareholders during the same period.

NOTE 14—PROPOSED MERGER

        On November 13, 2001, the Company announced the signing of a definitive merger agreement ("the Agreement") whereby First Community Bancorp will acquire all of the outstanding common stock of the Company.

        The Agreement provides that the shareholders of the outstanding common shares will receive approximately 1.08 million shares of First Community Bancorp common stock for a total purchase price of approximately $21 million. The merger is subject to standard conditions, including the approval of the shareholders of the Company and bank regulatory agencies. The transaction is expected to close in the first quarter of 2002.

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  EXHIBITS 99.2